Exhibit 3.57

Control Number: K839843

STATE OF GEORGIA
Secretary of State
Corporations Division
313 West Tower
2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530
CERTIFICATE OF CONVERSION

I, Brian P. Kemp, the Secretary of State and the Corporation Commissioner of the State of Georgia, hereby certify under the seal of my office that articles of conversion have been filed on 12/28/2015 converting

CARTERSVILLE CENTER, INC.
a Domestic Profit Corporation
to
CARTERSVILLE CENTER, LLC.
a Domestic Limited Liability Company
The required fees as provided by Title 14 of the Official Code of Georgia Annotated have been paid.

WITNESS my hand and official seal in the City of
Atlanta and the State of Georgia on 12/28/2015
Brian P.Kemp
Secretary of State

CERTIFICATE OF CONVERSION

CARTERSVILLE CENTER, INC.

TO

CARTERSVILLE CENTER, LLC

The undersigned, on behalf of the corporation named below, pursuant to Section 14-11-212 of the Georgia Business Corporation Code, states as follows:

1. The name of the corporation immediately prior to the filing of the Certificate of Conversion is Cartersville Center, Inc. (the “Converting Entity”).

2. The corporation shall convert to a Georgia limited liability company and its name shall be Cartersville Center, LLC (the “Converted Entity”).

3. The Conversion of the Corporation has been approved by the board of directors and sole shareholder of the Converting Entity in accordance with § 14-2-1109.1 of the Georgia Business Corporation Code.

4. The Articles of Organization of the Converted Entity are attached as Exhibit A hereto.

5. Upon filing the Certificate of Conversion, all of the shares held by the sole shareholder of the Converting Entity shall, by virtue of the Conversion and without any action on the part of such shareholder, be converted into 100% of the membership interests of the Converting Entity. At the conclusion of the Conversion, the ownership of the Converted Entity shall be identical to the ownership of the Converting Entity immediately prior to the Conversion.

6. The Conversion shall be effective at 11:59 p.m. (EST) on December 28, 2015 (the Effective Time”).

[signature on following page]

Dated December 22, 2015.

CARTERSVILLE CENTER, INC.

By:	/s/ Christopher L. Howard
Christopher L. Howard Vice President and Secretary

OFFICE OF SECRETARY OF STATE CORPORATIONS DIVISION 2 Martin Luther King, Jr. Dr. SE State 313 West Tower Atlanta, Georgia 30334 (404) 656-2817 sos.georgia.gov/corporations

Articles of Organization

Article One The name of the limited liability company is: Cartersville Center, LLC IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on
12/22/15
(Date)
/s/ Christopher L. Howard
Signature

Christopher L. Howard
Print Name

	Capacity (choose one option only):	☑ Organizer
☐ Member
☐ Manager
☐ Attorney-in-fact

Form CD 030
[illegible]